UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )
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Earthstone Energy, Inc.
(Name of Registrant as Specified in Its Charter)
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Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380

Supplement to the Proxy Statement
for the 2020 Annual Meeting of Stockholders
to be held on Wednesday, June 3, 2020

This supplement, dated May 4, 2020 (this “Supplement”), supplements the definitive proxy statement of Earthstone Energy, Inc., a Delaware corporation (“Earthstone”), dated April 23, 2020 (the “Proxy Statement”), and is furnished to Earthstone’s stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of Earthstone for Earthstone’s 2020 Annual Meeting of Stockholders to be held on Wednesday, June 3, 2020, or any postponement or adjournment thereof (the “2020 Annual Meeting”). This Supplement is being filed with the U.S. Securities and Exchange Commission and is first being made available to Earthstone’s stockholders on or about May 4, 2020.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This Supplement updates, and to the extent inconsistent therewith, supersedes, the disclosure in the Proxy Statement to reflect that abstentions have the effect of a vote “against” Proposal 2.

The second sentence under the heading “Voting” on page 45 of the Proxy Statement is hereby revised in its entirety to read as follows:

Broker non-votes and abstentions will have no impact, as they are not counted as votes cast, except with respect to Proposal 2 where abstentions will have the effect of a vote against Proposal 2.

Except to the extent described in this Supplement, none of the items or information contained in the Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the 2020 Annual Meeting. The Proxy Statement contains other important additional information. We encourage you to carefully read this Supplement together with the Proxy Statement in their entirety.